Exhibit 5.1

September 4, 2024
HF Foods Group Inc.
6325 South Rainbow Boulevard, Suite 420
Las Vegas, NV 89118
Re: Form S-3 Registration Statement
Ladies and Gentlemen:
We have acted as counsel to HF Foods Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on or about September 4, 2024 (as amended or supplemented through the date hereof, the “Registration Statement”) including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement relates to the registration for proposed issue and sale by the Company from time to time on a delayed or continuous basis of up to $100,000,000 aggregate offering amount of (i) shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.001 par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Company, as issuer, and a trustee (a form of which is included as Exhibit 4.5 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”) and (v) rights to purchase Common Stock or other securities (“Rights”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights are referred to herein collectively as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the Base Prospectus contained therein and the exhibits thereto, the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws, both as currently in effect, and such other documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinions expressed below. We have also assumed that, upon sale and delivery, certificates representing the Securities will have been duly

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executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance of the Securities in uncertificated form will have been duly made in the applicable register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
Based upon the foregoing, and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:
1.When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) authorized under the Charter and reserved for issuance, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2.When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Charter, (b) a certificate of designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (c) such series of Preferred Stock has been authorized by all necessary corporate action of the Company, upon issuance, delivery and payment for shares of such series of Preferred Stock in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) authorized under the Charter and reserved for issuance, and (ii) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.
3.When (a) the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
4.When (a) the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and (c) such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
5.When (a) the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (b) the specific terms of a particular issuance of Rights have been duly authorized in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of the Company, and (c) such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
This opinion letter is based as to matters of law solely on the applicable provisions of General Corporation Law of the State of Delaware, as amended (the “DGCL”), and with respect to the opinions set forth in numbered paragraphs 3 through 5 above, the internal laws of the State of New York, in each case presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations and we express no opinion with respect to choice of law or conflicts of law. With your consent, we have assumed (a) that each of the Debt Securities, Warrants and Rights and the respective Applicable Indenture, warrant agreements, and rights agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities, and (e) that at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect and, if such Securities constitute Debt Securities, the Applicable Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, and such effectiveness or qualification shall not have been terminated or rescinded.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
The foregoing opinions set forth in paragraphs 1 - 5 above are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.
We consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the Registration Statement under the caption “Legal Matters,” and to the discussion of this opinion under such caption. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. By giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP